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                                                                     Exhibit 5.1

                                   May 6, 2003

Enesco Group, Inc.
225 Windsor Drive
Itasca, IL  60143

     RE:  Enesco Group, Inc.
          Registration Statement on Form S-8

Ladies and Gentlemen:

         I am the Vice President, Secretary and General Counsel of Enesco Group, Inc., a Massachusetts corporation (the "Company"), and am issuing this opinion in connection with the Registration Statement on Form S-8 being filed by the Company with the Securities and Exchange Commission (the "Commission") on or about May 7, 2003 (the "Registration Statement") for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the "1933 Act"), 5,000 shares (the "Shares") of common stock of the Company, par value $.125 per share, issuable upon the exercise of options granted under the stock option award, dated March 15, 2002, to Horst Riechers by the Company (the "Plan").

         In this connection, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) the Plan, (iii) the Restated Articles of Organization and the By-laws of the Company, as amended, each as currently in effect, (iv) certain resolutions adopted by the Board of Directors of the Company relating to the Plan and certain other related matters, and (v) a certificate of the Secretary of the Commonwealth of Massachusetts dated April 30, 2003, certifying that the Company has legal existence and is in good standing in the Commonwealth of Massachusetts; and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of other officers and representatives of the Company and others regarding, among other things, the compliance with all provisions of the Plan.

         I am admitted to the Bar of the State of Illinois and do not purport to be an expert on any law other than the substantive law of the State of Illinois.

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Page Two
Enesco Group, Inc.
May 6, 2003



         Based upon and subject to the foregoing, I am of the opinion that: (1) the Company is duly incorporated and validly existing under the laws of the Commonwealth of Massachusetts; and (2) the Shares have been duly authorized for issuance and, when the Shares have been paid for and certificates therefor have been issued and delivered upon exercise of options in accordance with the terms of the Plan as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

         I do not find it necessary for the purposes of this opinion letter to cover, and accordingly I express no opinion as to the application of, the securities or blue sky laws of the various states to the sale of the Shares. I assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to my attention with respect to the opinions expressed above, including any change in applicable law.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.


                                       Very truly yours,

                                       /s/ M. Frances Durden

                                       M. Frances Durden
                                       General Counsel